UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 415
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 520-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of AeroVironment, Inc. (the “Company”) was held virtually on September 29, 2023, at 12:00 p.m., Eastern Time. At the Annual Meeting, the Company's stockholders approved the Company’s 2023 Employee Stock Purchase Plan (the “2023 ESPP”). The 2023 ESPP was previously adopted by the Company’s Board of Directors on July 27, 2023, subject to stockholder approval.

The 2023 ESPP, which will be administered by the Compensation Committee of the Board of Directors, allows for eligible employees to purchase common stock through payroll deductions of up to $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) for each calendar year in which the purchase rights are outstanding at any time. Shares of common stock are purchased under the 2023 ESPP at a discount to the market price of the shares of no less than 85% of the fair market value of the Company’s common stock on each purchase date. Subject to adjustments for changes in the Company’s capitalization and certain corporate transactions, the total number of shares available for issuance under the 2023 ESPP is 1,000,000 shares of common stock.

The terms and conditions of the 2023 ESPP are described in the section entitled “Proposal No. 5 – Approval of 2023 AeroVironment, Inc. Employee Stock Purchase Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 17, 2023. The foregoing description of the 2023 ESPP does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2023 ESPP, which is filed as Appendix A to the Proxy Statement and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A brief description of matters voted upon at the Annual Meeting held on September 29, 2023 meeting and the final voting results are set forth below:

Proposal 1 — Election of Directors

The Company’s stockholders elected the three persons nominated by the Board of Directors as Class II directors for a three-year term as follows:

Number of Shares

Name of Director	For	Against	Abstain	Broker Non-Votes
Philip S. Davidson	20,014,788	373,790	17,094	2,419,105
Mary Beth Long	20,034,319	354,095	17,258	2,419,105
Stephen F. Page	17,940,261	1,658,524	806,887	2,419,105

Each of the above directors shall serve for a term of three years and until his or her successor has been duly elected and qualified.

Proposal 2 — Ratification of Company’s Independent Auditors

The Audit Committee selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2024. The Company’s stockholders ratified the selection of Deloitte & Touche LLP as follows:

Number of Shares

For	Against	Abstain
22,781,258	20,909	22,610

Proposal 3 — Advisory Vote on the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, by an advisory vote, the compensation of the Company’s named executive officers, as disclosed in the proxy statement, by the following vote:

Number of Shares

For	Against	Abstain	Broker Non-Votes
20,211,327	160,493	33,852	2,419,105

Proposal 4 — Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, by an advisory vote, a frequency of “1 year” for future advisory votes on the compensation of the Company’s named executive officers, by the following vote:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
19,626,372	26,548	728,596	24,156	2,419,105

Proposal 5 — Approval of the AeroVironment, Inc. 2023 Employee Stock Purchase Plan

The Company’s stockholders approved the adoption and effectiveness of the 2023 ESPP by the following vote:

Number of Shares

For	Against	Abstain	Broker Non-Votes
20,315,320	70,930	19,422	2,419,105

Proposal 6 — Stockholder Proposal to Declassify Board of Directors

The stockholders approved, by an advisory vote, a stockholder proposal to declassify the Board of Directors by a majority vote by the following vote:

Number of Shares

For	Against	Abstain	Broker Non-Votes
17,948,385	2,415,444	41,843	2,419,105

Item 8.01. Other events.

As previously reported, as a result of Catharine Merigold’s decision to not seek reelection to the Board of Directors at the Annual Meeting, on September 29, 2023, following the Annual Meeting, in order to remain in compliance with Nasdaq Listing Rule 5605(c)(2)(A), the Board of Directors appointed both Philip S. Davidson and Cindy Lewis to serve as members of the Audit Committee, alongside Chair Edward Muller and Committee member Stephen Page.

On September 29, 2023, the Company’s Board of Directors elected Edward Muller as the Lead Independent Director.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit
Number	Description
10.1 (1)	AeroVironment, Inc. 2023 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)  Incorporated by reference herein to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed August 17, 2023 (File No. 001-33261).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: October 5, 2023	By:	/s/ Melissa Brown
Melissa Brown
Senior Vice President, General Counsel, Chief Ethics and Compliance Officer & Corporate Secretary

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